Exhibit 11.	Metro Bancorp, Inc.
Computation of Net Income Per Share

For the Quarter Ended June 30, 2011
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$1,992,000
Preferred stock dividends	(20,000)
Income available to common stockholders	1,972,000	13,860,285	$0.14
Effect of Dilutive Securities:
Stock options		—
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$1,972,000	13,860,285	$0.14
For the Quarter Ended June 30, 2010
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$360,000
Preferred stock dividends	(20,000)
Income available to common stockholders	340,000	13,508,765	$0.02
Effect of Dilutive Securities:
Stock options		5,102
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$340,000	13,513,867	$0.02
For the Six Months Ended June 30, 2011
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$3,524,000
Preferred stock dividends	(40,000)
Income available to common stockholders	3,484,000	13,819,658	$0.25
Effect of Dilutive Securities:
Stock options		—
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$3,484,000	13,819,658	$0.25
For the Six Months Ended June 30, 2010
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$366,000
Preferred stock dividends	(40,000)
Loss available to common stockholders	326,000	13,489,070	$0.02
Effect of Dilutive Securities:
Stock options		4,846
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$326,000	13,493,916	$0.02